Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2021, with respect to the financial statements of Airgain, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG, LLP

San Diego, California

March 14, 2022